Exhibit 99.1

IFMI REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

Board Declares Dividend of $0.02 per Share

Philadelphia and New York, May 10, 2013 – Institutional Financial Markets, Inc. (NYSE MKT: IFMI), a financial services firm specializing in credit-related fixed income investments, today reported financial results for the quarter ended March 31, 2013.

Adjusted operating loss was $5.6 million, or $0.34 per diluted share, for the three months ended March 31, 2013, as compared to adjusted operating income of $4.3 million, or $0.26 per diluted share, for the three months ended December 31, 2012, and adjusted operating loss of $4.1 million, or $0.26 per diluted share, for the three months ended March 31, 2012. The current quarter was unfavorably impacted by an unrealized mark-to-market loss on the Company’s Star Asia investment of $6.0 million, primarily driven by weakening of the Japanese Yen during the quarter. Without the $6.0 million mark-to-market loss, IFMI would have generated $0.4 million of adjusted operating income in the first quarter of 2013. Adjusted operating income (loss) is not a measure recognized under generally accepted accounting principles (“GAAP”). See Note 1 on page 2.

“While IFMI’s first quarter financial results were significantly impacted by an unfavorable mark-to-market loss on our Star Asia investment, we are emboldened by the fact that absent this non-cash mark, we would have otherwise been modestly profitable at the adjusted operating income level,” said Daniel G. Cohen, Chairman and Chief Executive Officer of IFMI. “While we also saw reduced trading volumes in the first quarter, our prudent cost management positively impacted our performance, as non-compensation operating expenses decreased $1.1 million from the fourth quarter of 2012. Discounting the mark-to-market loss that reduced our revenues for the first quarter, we believe we are well positioned to deliver improving results over the next three quarters. We believe our expanded leadership team and additional capital will increase our ability to grow shareholder value. Overall, when considering the impact of our Star Asia results, I am enthused.”

Comparisons to Prior Year & Prior Quarter Periods

Revenue was $14.0 million for the three months ended March 31, 2013 ($20.1 million before the Star Asia mark-to-market loss), compared to revenue of $23.4 million for the three months ended December 31, 2012, and revenue of $18.8 million for the three months ended March 31, 2012. The decrease in revenue in the first quarter of 2013, as compared to the fourth quarter of 2012, occurred across all revenue line items with net trading revenue declining by $5.1 million, and principal transactions and other revenue declining by $2.8 million. The first quarter 2013 year-over-year decrease in revenue was primarily the result of reductions in net trading revenue of $4.6 million, while the other revenue categories were essentially flat. The decline in asset management revenue from the fourth quarter of 2012 was primarily due to the scheduled conclusion of the three-year monthly services agreement payments related to the sale of the Alesco 10-17 management contracts in 2010. In the first quarter of 2013, IFMI recognized losses on its investment in Star Asia of $6.0 million, compared to losses of $3.8 million in the fourth quarter of 2012, and $5.2 million in the first quarter of 2012.

Net loss attributable to IFMI was $4.5 million, or $0.40 per diluted share, for the three months ended March 31, 2013, compared to a net income attributable to IFMI of $3.0 million, or $0.26 per diluted share, for the three months ended December 31, 2012, and net loss attributable to IFMI of $3.9 million, or $0.37 per diluted share, for the three months ended March 31, 2012. Operating expenses, excluding compensation and benefits and depreciation and amortization, declined by $1.2 million, or 14%, in the first quarter of 2013, from the fourth quarter of 2012.

Total Permanent Equity and Dividend Declaration

•	At March 31, 2013, total permanent equity was $69.6 million, as compared to $75.8 million as of December 31, 2012.

•	The Company’s Board of Directors has declared a dividend of $0.02 per share. The dividend will be payable on June 7, 2013 to stockholders of record on May 24, 2013.

Conference Call

Management will hold a conference call this morning at 10:00 AM EST to discuss these results. The conference call will also be available via webcast. Interested parties can access the live webcast by clicking the webcast link on the Company’s homepage at www.IFMI.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 60137846, or request the IFMI earnings call. A recording of the call will be available for two weeks following the call by dialing (800) 585-8367 (domestic) or (404) 537-3406 (international), participant pass code 60137846.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s primary operating segments are Capital Markets and Asset Management. The Capital Markets segment consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries, C&Co/PrinceRidge Holdings LP and JVB Financial Holdings, LLC in the United States, and Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of March 31, 2013, IFMI managed approximately $6.2 billion in credit-related fixed income assets in a variety of asset classes including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. For more information, please visit www.IFMI.com.

Note 1: Adjusted operating income (loss) and adjusted operating income (loss) per share are non-GAAP measures of performance. Please see the discussion of non-GAAP measures of performance below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, and (i) unanticipated market closures due to inclement weather or other disasters. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Quarterly Financial Results

General

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and therefore will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended
	3/31/13	12/31/12	3/31/12
Revenues

Net trading	$13,059	$18,175	$17,691
Asset management	4,762	5,162	4,937
New issue and advisory	995	1,997	1,077
Principal transactions and other income	(4,790)	(1,957)	(4,945)

Total revenues	14,026	23,377	18,760

Operating expenses

Compensation and benefits	13,497	13,140	16,274
Business development, occupancy, equipment	1,455	1,825	1,174
Subscriptions, clearing, and execution	2,317	2,872	3,073
Professional services and other operating	3,519	3,746	3,051
Depreciation and amortization	310	282	391

Total operating expenses	21,098	21,865	23,963

Operating income (loss)	(7,072)	1,512	(5,203)

Non-operating income (expense)

Interest expense, net	(1,029)	(545)	(1,215)
Other non-operating income (expense)	—	—	—
Gain on repurchase of debt	—	—	3
Income from equity method affiliates	1,519	2,363	516

Income (loss) before income taxes	(6,582)	3,330	(5,899)
Income tax expense (benefit)	12	(723)	(9)

Net income (loss)	(6,594)	4,053	(5,890)
Less: Net income (loss) attributable to the noncontrolling interest	(2,094)	1,092	(2,031)

Net income (loss) attributable to IFMI	$(4,500)	$2,961	$(3,859)

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

Earnings per share

	Three Months Ended
	3/31/13	12/31/12	3/31/12
Basic
Net income (loss) attributable to IFMI	$(4,500)	$2,961	$(3,859)
Basic shares outstanding	11,351	10,882	10,444

Net income (loss) attributable to IFMI per share	$(0.40)	$0.27	$(0.37)

Fully Diluted
Net income (loss) attributable to IFMI	$(4,500)	$2,961	$(3,859)
Net income (loss) attributable to the noncontrolling interest	(2,094)	1,092	(2,031)
Net loss (income) attributable to the noncontrolling interest that is not converted	3	(33)	129
Adjustment	(14)	349	(26)

Enterprise net income (loss)	$(6,605)	$4,369	$(5,787)

Basic shares outstanding	11,351	10,882	10,444
Unrestricted Operating LLC membership units exchangeable into IFMI shares	5,324	5,253	5,252
Additional dilutive shares	—	439	—

Fully diluted shares outstanding	16,675	16,574	15,696

Fully diluted net income (loss) per share	$(0.40)	$0.26	$(0.37)

Reconciliation of adjusted operating income (loss) to operating income (loss) and calculations of per share amounts

Operating income (loss)	$(7,072)	$1,512	$(5,203)
Noncontrolling interest portion of PrinceRidge operating loss (income)	5	(25)	194
Depreciation and amortization	310	282	391
One-time cash compensation related to former CEO of capital markets segment		—	—
One-time cash compensation related to former Chairman and former CEO of PrinceRidge		—	—
Contribution to a legal settlement		—	—
IFMI share of incentive fees included in income from equity method investments	—	1,720	—
Share-based compensation	1,129	837	548

Adjusted operating income (loss)	$(5,628)	$4,326	$(4,070)

Fully diluted shares outstanding	16,675	16,574	15,696

Adjusted operating income (loss) per share	$(0.34)	$0.26	$(0.26)

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2013
	(unaudited)	December 31, 2012
Assets
Cash and cash equivalents	$9,775	$14,500
Receivables from brokers, dealers, and clearing agencies	2,445	12,253
Due from related parties	1,078	452
Other receivables	6,995	8,488
Investments - trading	158,914	176,139
Other investments, at fair value	32,638	38,323
Receivables under resale agreements	101,416	70,110
Goodwill	11,113	11,113
Other assets	11,812	9,623

Total assets	$336,186	$341,001

Liabilities
Payables to brokers, dealer, and clearing agencies	$57,356	$96,211
Accounts payable and other liabilities	10,560	13,080
Accrued compensation	3,436	8,203
Trading securities sold, not yet purchased	59,778	44,167
Securities sold under agreements to repurchase	101,580	70,273
Deferred income taxes	6,595	6,603
Debt	26,788	25,847

Total liabilities	266,093	264,384

Temporary Equity
Redeemable noncontrolling interest	533	829

Permanent Equity
Series D voting nonconvertible preferred stock	5	5
Common stock	11	11
Additional paid-in capital	66,184	64,829
Accumulated other comprehensive loss	(767)	(495)
Accumulated deficit	(12,140)	(7,370)

Treasury stock, at cost; 0 and 50,400 shares of common stock, respectively	—	—

Total IFMI stockholders’ equity	53,293	56,980
Noncontrolling interest	16,267	18,808

Total permanent equity	69,560	75,788

Total liabilities and equity	$336,186	$341,001

Non-GAAP Measures

Adjusted operating income (loss) and adjusted operating income (loss) per diluted share

Adjusted operating income (loss) is not a financial measure recognized by GAAP. Adjusted operating income (loss) represents operating income (loss), computed in accordance with GAAP, before depreciation and amortization, share-based compensation expense, and the non-convertible non-controlling interest’s share of operating income (loss), plus the Company’s share of any incentive fees earned included in income from equity method affiliates. Depreciation, amortization, and share based compensation expenses that have been excluded from adjusted operating income (loss) are non-cash items. Incentive fees earned as a component of income from equity method affiliates are included so that all incentive fees earned are treated in a consistent manner as part of adjusted operating income (loss). Adjusted operating income (loss) per diluted share is calculated, by dividing adjusted operating income (loss) by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted operating income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted operating income (loss) and related per diluted share amounts to evaluate the performance of our operations. Adjusted operating income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income (loss) should not be assessed in isolation from or construed as a substitute for operating income (loss) prepared in accordance with GAAP. Adjusted operating income (loss) is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors: Institutional Financial Markets, Inc. Joseph W. Pooler, Jr., 215-701-8952 Executive Vice President and Chief Financial Officer investorrelations@ifmi.com	Media: Joele Frank, Wilkinson Brimmer Katcher James Golden, 212-355-4449 jgolden@joelefrank.com